FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered as of this 24th day of April, 2013, (the “Amendment Effective Date”) by and between InspireMD, Inc., a Delaware corporation (the “Company”), and Alan W. Milinazzo (the “Executive”) for purposes of amending that certain Employment Agreement dated as of January 3, 2013, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Executive was granted 400,000 shares of restricted stock (the “RS Grant”) that are subject to a three-year vesting period, with one-thirty-sixth (1/36) of the RS Grant vesting equally each month of the Executive’s continued service to the Company;

WHEREAS, 33,333 shares have vested as of the Amendment Effective Date and 366,667 shares remain unvested as of the Effective Date (the “Unvested Shares”), and the parties now desire to amend the Agreement to modify the vesting provisions of the RS Grant with respect to the Unvested Shares to provide that (i) 100,000 of the Unvested Shares shall vest on January 3, 2014; (ii) 133,333 of the Unvested Shares shall vest on January 3, 2015; and (iii) the remaining 133,334 of the Unvested Shares shall vested on January 3, 2016, provided that the Executive is still employed by the Company on each respective vesting date; and

WHEREAS, Section 7.5 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties.

NOW THEREFORE, pursuant to Section 7.5 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:

1. Section 2.4 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.4:

2.4 Stock Compensation. On the Effective Date, the Company shall grant the Executive an option to purchase 600,000 shares of the Company's Common Stock (the "Option"), with an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board as of the date of grant under the Company's Amended and Restated 2011 Umbrella Option Plan or other stock-based compensation plans as the Company may establish from time to time (collectively, the "Plans"), with one-thirty-sixth (1/36th) of the Option vesting equally each month of the Executive's continued service. In addition, on the Effective Date, the Company shall grant the Executive 400,000 shares of Restricted Stock (the "RS Grant"), which are subject to forfeiture until the vesting of such shares in accordance with the following schedule, provided that the Executive is still employed by the Company on each respective vesting date: (i) one-thirty-sixth (1/36th) of the shares shall vest on each of February 3, 2013, March 3, 2013, and April 3, 2013; (ii) 100,000 of the shares shall vest on January 3, 2014; (iii) 133,333 of the shares shall vest on January 3, 2015; and (iv) the remaining 133,334 shares shall vested on January 3, 2016. The Option and RS Grant will be governed in full by the terms and conditions of the Plans and the Executive's individual Option and RS Grant agreements to be entered into between the Company and the Executive as of the Effective Date. On or before December 31 of each calendar year during the Term, the Executive shall be eligible to receive an additional grant of equity awards under the Plans equal, in the aggregate, to up to 0.5% of the Company's actual outstanding shares of Common Stock on the date of grant (each, an "Additional Grant"), provided that the actual amount of the grant shall be based on the Executive's achievement of certain performance objectives as established by the Board, in its reasonable discretion, for each such calendar year. Each Additional Grant will be subject to a separate award agreement between the Company and the Executive under the Plans, and, with respect any awards that are options, will have an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board as of the date of grant under the Plans and will be subject to a three-year vesting period subject to the Executive's continued service with the Company (as defined in the Plans), with one-third of each Additional Grant vesting equally on the first, second, and third anniversary of the date of grant for such awards.

2. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

3. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

THE COMPANY:

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Alan W. Milinazzo
Alan W. Milinazzo